Exhibit 5.1

12531 High Bluff Drive San Diego, California 92130-2040 Telephone: 858.720.5100 Facsimile: 858.720.5125 www.mofo.com morrison & foerster llp

beijing, berlin, brussels,
denver, hong kong, london,
los angeles, new york,
northern virginia, palo alto,
san diego, san francisco, shanghai,
singapore, tokyo, washington, d.c.

March 17, 2017

B. Riley Financial, Inc.

21255 Burbank Blvd., Suite 400

Woodland Hills, California 91367

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by B. Riley Financial, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate offering price of $100,000,000, or the equivalent thereof, of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”), warrants to purchase any of the securities described above (the “Warrants”), the Company’s senior and subordinated debt securities (the “Debt Securities”), and units of securities of the Company (the “Units”) composed of any combination of Common Stock, Preferred Stock, Warrants and Debt Securities (the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Debt Securities are to be issued pursuant to a senior debt securities indenture (the “Senior Indenture”) and a subordinated debt securities indenture (the “Subordinated Indenture” and taken with the Senior Indenture, the “Indentures”), as applicable, both of which have been filed as exhibits to the Registration Statement and are to be entered into, in each case, between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K. The Debt Securities are to be issued in the forms set forth in the Indentures. Each Indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities.

B. Riley Financial, Inc.

March 17, 2017

Page Two

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the securities are offered, issued and sold as contemplated by the Registration Statement; (vi) that all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered and, if applicable, Indentures will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and that each party thereto (other than the Company) has the corporate or other power and authority to execute, deliver and perform each such document and that each document is the legal, valid and binding obligation of such party (other than the Company) enforceable against such party in accordance with its terms; (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; (x) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, including a certificate from officers of the Company with respect to certain factual matters; (xi) that the Company remains validly existing as a corporation in good standing under the laws of Delaware; (xii) that the Indenture and each applicable definitive purchase, underwriting, warrant, unit or similar agreement, and the offer, issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under: (a) any agreement or instrument; (b) any law, rule or regulation; (c) any judicial or regulatory order or decree of any governmental authority or public policy; or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority; and (xiii) that the offer, issuance and sale of any Security does not require any action by or in respect of, or filing with, any governmental authority.

Based on such examination, we are of the opinion that:

1.          With respect to shares of Common Stock, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable;

B. Riley Financial, Inc.

March 17, 2017

Page Three

2.          With respect to any particular series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation (a “Certificate”) relating to such Preferred Stock conforming to the Delaware General Corporation Law (the “DGCL”) and the filing of the Certificate with the Secretary of State of the State of Delaware; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

3.          With respect to the Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

4.          With respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when: (a) the Trustee has duly executed and delivered the Subordinated Indenture or Senior Indenture, as applicable; (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the applicable Indenture; and

B. Riley Financial, Inc.

March 17, 2017

Page Four

5.          With respect to the Units, when: (a) the applicable unit agreement, if any, with respect to the Units has been duly authorized, executed and delivered by the Company and the other parties thereto, (b) the terms of the Units and the related Securities and their issuance and sale thereof have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the Units (including authorization of the issuance of any Securities to be issued pursuant to such Units), (c) the Units have been authorized, offered and sold in accordance with the applicable unit agreement, if any, the Registration Statement, including the prospectus supplement thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (d) the Units have been duly executed and delivered by the Company to the purchasers thereof in the manner contemplated in the applicable unit agreements upon payment of the agreed-upon consideration therefor, the Units will be binding obligations of the Company.

Our opinion that any document is legal, valid, binding and enforceable is qualified as to:

(a)        limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(b)        rights to indemnification and contribution, which may be limited by applicable law or equitable principles;

(c)        general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law;

B. Riley Financial, Inc.

March 17, 2017

Page Five

(d)       our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities;

(e)       the effect of judicial decisions which may permit the introduction of extrinsic evidence to supplement the terms of the Indentures, the Debt Securities, the Units and the Warrants or to aid in the interpretation thereof; and

(f)       we express no opinion as to the enforceability of any choice of law provisions contained in the Debt Securities, the Units and the Warrants or the enforceability of any provisions which purport to establish a particular court as the forum for adjudication of any controversy relating to the Debt Securities, the Units and the Warrants or which purport to cause any party to waive or alter any right to a trial by jury or which waive objection to jurisdiction.

Further, we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Indentures, the Debt Securities, the Units and the Warrants with any law, regulation or order applicable to it, (ii) the legal or regulatory status or the nature of the business of any such party, (iii) provisions of the Debt Securities, the Units and the Warrants under which the Company submit to the jurisdiction of one or more New York courts or federal courts located in the State of New York are subject to the application of the doctrine of forum non conveniens or a similar statutory principle or as to the subject matter jurisdiction of the federal courts located in the State of New York to adjudicate any dispute under the Debt Securities, the Units and the Warrants, (iv) provisions of the Debt Securities, the Units and the Warrants which purport to establish evidentiary standards or to make determinations conclusive or powers absolute, (v) provisions of the Debt Securities, the Units and the Warrants which purport to prohibit or restrict a transfer of rights under the Debt Securities, (vi) provisions of the Debt Securities, the Units and the Warrants which purport to establish evidentiary standards or to make determinations conclusive or powers absolute, (vii) provisions of the Debt Securities, the Units and the Warrants providing for rights of setoff, or (viii) provisions of the Debt Securities, the Units and the Warrants imposing or which are construed as effectively imposing a penalty.

We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America, the State of New York as to the enforceability of the Debt Securities and the DGCL, which are in effect on the date hereof. We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL are based solely on a review of the DGCL, without consideration or review of any decision, rule, regulation, opinion, interpretation or advice of any court, legislative body, governmental unit of the State of Delaware, or of any other matter. Our opinion above as to the valid, binding nature and enforceability of the Debt Securities is expressed only under New York law.

B. Riley Financial, Inc.

March 17, 2017

Page Six

This opinion is for your benefit only in connection with the Registration Statement and may be relied upon only by you and other persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws.

We hereby consent to the filing with the Commission of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Sincerely,

/s/ Morrison & Foerster LLP
Morrison & Foerster LLP